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                                                                   EXHIBIT 23(b)
                           CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm as experts under the caption "Independent Accountants" in the Registration Statement on Form S-3 and related prospectus of Lehman Brothers Holdings Inc. (the "Company") for the registration of $3,500,000,000 of debt securities and preferred stock and in a post effective amendment to the Registration Statement on Form S-3 (File No. 33-62085) of the Company and to the incorporation by reference therein of our report dated January 10, 1996, appearing in the Company's Annual Report on Form 10-K for the year ended November 30, 1995.


                                       /s/ Ernst & Young LLP


New York, New York
October 24, 1996